UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 20, 2018, LCI Industries (the “Company”), its wholly owned subsidiaries Lippert Components, Inc. (“Lippert”) and LCI Canada Group, Inc. (together with Lippert, the “Borrowers”), and other subsidiaries of the Company listed on the signature page thereto, entered into an Incremental Joinder and Amendment (the “Amendment”) with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Bank of America, N.A., and 1st Source Bank (collectively, the “Lenders”). The Amendment relates to that certain Third Amended and Restated Credit Agreement, dated as of April 27, 2016, among the Company, the Borrowers and the Lenders (the “Credit Agreement”).

Pursuant to the Credit Agreement, Lippert has the right to request that the maximum amount that may be borrowed under the Credit Agreement be increased by up to $125.0 million, from $200.0 million to up to $325.0 million. Lippert made such a request, and the parties entered into the Amendment, which provides for a $125.0 million increase in the lenders’ revolving credit commitments, resulting in the maximum amount that may be borrowed under the Credit Agreement being $325.0 million. The increased commitment amount was effective on February 20, 2018. In consideration for the increased commitment amount, the Company paid an upfront fee equal to 0.20% of the increased commitment amount. Any borrowings under the increased commitment amount will be subject to the same terms as the Tranche A Revolving Credit Commitments (as set forth and defined in the Credit Agreement). The Credit Agreement was attached as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company on May 3, 2016, and the terms thereof are incorporated herein by reference.

The Amendment also amends the definition of “Interest Period” in the Credit Agreement, to add an additional LIBO Rate (as defined in the Credit Agreement) period of one week. Further, pursuant to the Amendment, the Lenders agreed to waive, subject to completion of subsidiary joinders and related actions, certain technical events of default related solely to the failure to provide certain notices and take certain administrative actions in connection with the formation of a new subsidiary of the Company.

The description of the Amendment contained herein is a summary of the material terms of the Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On February 20, 2018, the Company and Lippert also entered into a Waiver to Fourth Amended and Restated Note Purchase and Private Shelf Agreement (the “Waiver”), with PGIM, Inc. (“Prudential”) and each of the purchasers of Series A Notes named therein (the “Noteholders”). The Waiver relates to the Fourth Amended and Restated

Note Purchase and Private Shelf Agreement, dated as of April 27, 2016, among Prudential and affiliates and Lippert, guaranteed by the Company (as amended, the “Shelf Loan Facility”). Pursuant to the Waiver, the Noteholders agreed to waive, subject to completion of subsidiary joinders and related actions, certain technical events of default related solely to the failure to provide certain notices and take certain administrative actions in connection with the formation of a new subsidiary of the Company.

The description of the Waiver contained herein is a summary of the material terms of the Waiver, does not purport to be complete, and is qualified in its entirety by reference to the Waiver, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above, along with the Amendment and the Waiver, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1Incremental Joinder and Amendment, dated as of February 20, 2018, among Lippert Components, Inc., LCI Canada Group, Inc., LCI Industries, each subsidiary of LCI Industries listed therein, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Bank of America, N.A. and 1st Source Bank

10.2Waiver to Fourth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of February 20, 2018, among Lippert Components, Inc., LCI Industries, PGIM, Inc. and each of the purchasers of Series A Notes named therein

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated: February 26, 2018

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